                            FORM 8-K

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549






                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934




        Date of Report (Date of earliest event reported):
                          June 14, 1995



                 THE MAY DEPARTMENT STORES COMPANY
     (Exact name of Registrant as specified in its charter)

   New York                   I-79               43-0398035
(State or other           (Commission         (IRS Employer
jurisdiction of           File Number)        Identification No.)
incorporation)



  611 Olive Street, St. Louis, Missouri               63101
(Address of principal executive offices)           (Zip code)



       Registrant's telephone number, including area code:
                          (314) 342-6300


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Item 5.   Other Events.

     On June 14, 1995, Registrant completed the sale of $100,000,000 principal amount of its 7.50% Debentures due 2015 (the "7.50% Debentures") and $100,000,000 principal amount of its 7.60% Debentures due 2025 (the "7.60% Debentures" and together with the 7.50% Debentures, hereinafter collectively called the "Securities"). The Registrant intends to use the net proceeds from the sale of the Securities for capital expenditures, working capital needs and other general corporate purposes, including investments and acquisitions.

     The Securities were issued under the terms of an Indenture, dated as of January 15, 1991, between the Registrant and The
First National Bank of Chicago, as Trustee.



Item 7.   Financial Statements and Exhibits.

(c)  Exhibits.  The following documents are filed as Exhibits.

                                                     Sequential
                                                     Numbering
                                                     System
Exhibit No.    Exhibit                               Page Number

     1         Underwriting Agreement, dated           5
               June 9, 1995, among the Registrant,
               Morgan Stanley & Co. Incorporated and
               Merrill Lynch & Co., Merrill Lynch,
               Pierce, Fenner & Smith Incorporated

     2         Specimen of 7.50% Debentures due        17
               June 1, 2015

     3         Specimen of 7.60% Debentures due        22
               June 1, 2025










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                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              THE MAY DEPARTMENT STORES COMPANY



Dated:  June 14, 1995     By:  /s/ Richard A. Brickson
                                   Richard A. Brickson
                                   Secretary and Senior Counsel































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                        INDEX TO EXHIBITS



                                                     Sequential
                                                     Numbering
                                                     System
Exhibit No.    Exhibit                               Page Number

     1         Underwriting Agreement, dated           5
               June 9, 1995, among the Registrant,
               Morgan Stanley & Co. Incorporated and
               Merrill Lynch & Co., Merrill Lynch,
               Pierce, Fenner & Smith Incorporated

     2         Specimen of 7.50% Debentures due        17
               June 1, 2015

     3         Specimen of 7.60% Debentures due        22
               June 1, 2025




























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